Calculation of Filing Fee Tables
S-4
NEXPOINT DIVERSIFIED REAL ESTATE TRUST
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	298,883		$ 1,255,308.60	0.0001531	$ 192.19
Fees to be Paid	2	Equity	9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share)	457(a)	49,265		$ 1,231,625.00	0.0001531	$ 188.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,486,933.60		$ 380.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 380.75
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of securities that may become issuable as a result of share splits, share dividends or similar transactions relating to the securities registered hereunder. Estimated solely for purposes of calculating the required registration fee, and calculated pursuant to Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices for common shares, par value $0.001 per share ("Common Shares"), of NexPoint Diversified Real Estate Trust ("Old NXDT") as reported on the New York Stock Exchange on June 9, 2025, multiplied by the number of Common Shares that will be converted for common stock, par value $0.001 per share, of NexPoint Diversified Real Estate Trust, Inc. ("New NXDT") being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
298,883	$ 4.20	$ 1,255,308.60			$ 1,255,308.60

[2]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement also covers an indeterminate number of securities that may become issuable as a result of share splits, share dividends or similar transactions relating to the securities registered hereunder. Estimated solely for purposes of calculating the required registration fee, and calculated pursuant to Rule 457(f)(2) of the Securities Act, based on the book value of Old NXDT's 9.00% Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share (liquidation preference $25.00 per share) ("Series B Preferred Shares"), multiplied by the number of Series B Preferred Shares that will be converted for 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share), of New NXDT being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
49,265	$ 25.00	$ 1,231,625.00			$ 1,231,625.00

Table 3: Combined Prospectuses
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.001 per share	45,601,606		S-4	333-286498	04/25/2025
Equity	5.50% Series A Cumulative Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share)	3,359,593		S-4	333-286498	04/25/2025
Equity	9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share)	17,500		S-4	333-286498	04/25/2025